AGREEMENT

Dated as of December 3, 2002

By and Between

U.S. Geothermal, Inc.

and

Vulcan Power Company

     THIS AGREEMENT ("Agreement"), dated December 3, 2002 is by and between U.S. Geothermal, Inc., an Idaho corporation ("Buyer") and Vulcan Power Company, a Colorado corporation ("Seller").

RECITALS

A.	The parties hereto wish to provide for the terms and conditions upon which Buyer will acquire certain, assets, properties, and rights of Seller.

B.	The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with such acquisition of Seller’s Assets.

C.	The parties wish to provide for the purchase by Buyer of Seller’s assets in “as-is” condition.

AGREEMENT

     Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

Section 1. Purchase of Assets .

     (a) Assets to be Purchased. Pursuant to the terms and conditions contained herein, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from such Seller, seller’s assets set forth in the schedules attached hereto as Exhibits A and B (the “Seller’s Assets”).

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     (b) Terms of Purchase . Seller hereby agrees to sell to Buyer and Buyer agrees to purchase from Seller a 100% interest in and to Seller’s Assets on the terms and conditions set forth herein.

(i)

Upon execution of this Agreement, Seller shall execute and deliver to Buyer a 20% undivided interest in Seller’s Assets and shall execute and deposit acceptable Title Escrow Instructions and Warranty Deeds (“Deed or Deeds”) for a 49% undivided interest in Seller’s Assets with Land Title Escrow, Inc., of Burley, Idaho (“Escrow”). Seller has already executed a 100% Deed which will be transferred to Buyer upon completion of the remaining 51% of Seller’s interest in Seller’s Assets as provided for in Section 1 (b) (ii) below.

Buyer has made payments to Seller in the total amount of $175,000. In addition, Buyer has made payments of taxes and other items necessary to maintain Seller’s Assets in the total amount of $20,514.88 for Cassia County property taxes and interest for tax years 1997 through 2002. Seller acknowledges that Buyer, in making such tax payments, makes no accusation of any noncompliance or breach of any prior agreement of the parties on account of tax payments, nor waives any right to future performance by Seller hereunder. Seller acknowledges no breach of any prior agreement nor waives any right to performance by Buyer on account of tax payments. In order to complete the purchase of the first 20% interest in Seller’s Assets, Buyer shall make the Intermediate Payments in (E) below at which time such interest will be transferred to Buyer. In order to complete the purchase of an additional 29% interest in Seller’s Assets, Buyer shall complete the items listed in (A), (B), (C), (D), (F) and (G) below:

(A)
Buyer has issued to Seller 1,895,000 common shares of Buyer and 1,612,000 warrants to purchase commons shares of Buyer for 24 months at a price of $0.75 per share (such shares and warrants held in escrow as security until “Acquisition Closing” when these shares and warrants will be exchanged for newly issued Pubco shares and warrants as detailed in (B) below);

(B)
Buyer has entered into agreement with the publicly traded company U.S. Cobalt, Inc., (hereinafter referred to as “Pubco”) pursuant to which Pubco agrees to acquire all outstanding and issued shares and warrants of Buyer (the “Acquisition”). The Acquisition will be accomplished by Pubco dissolving 100% of Buyer’s outstanding and issued shares and warrants, including those in (A) above, and issuing new Pubco shares and warrants. The date on which: i) the Acquisition is completely performed, ii) the cash funds have been transferred to Pubco as required under the terms of a public capital financing of Pubco; and, iii) Buyer is acquired by Pubco through the exchange of shares, is defined as “Acquisition Closing”. Acquisition Closing is a public market transaction and as such is subject to regulatory authority approvals, Pubco shareholder approvals, and market conditions all outside Buyer’s control. The parties hereto anticipate that Acquisition Closing will be completed March 18, 2003.

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In exchange for the Buyer shares held in escrow as security on behalf of Seller as detailed in (A) above, Pubco will issue to Seller that number of common shares of Pubco that is equal to 14% of the issued and outstanding common shares of Pubco on Acquisition Closing plus warrants to purchase an additional 11% of the issued and outstanding common shares of Pubco as of the date of Acquisition Closing. Such warrants shall have a validity period of 24 months from Acquisition Closing at a price equal to $0.75. Restrictions and terms of sales of such shares and warrants may be imposed by the regulatory agencies of the Toronto Venture Exchange. In addition to the escrow provisions imposed by the regulatroy agencies, Buyer’s Pubco shares and warrants will be subject to the escrow arrangement described in Section 1(b) (i) (E) below;

(C)
For further certainty, as a result of this transaction with the issuance to Seller of 14% of the common shares and 11% of the warrants of Pubco as set out above, Seller will own, or through the exercise of warrants, have the right to acquire, a total of 25% of the issued and outstanding common shares of Pubco on a fully diluted basis as of the date of Acquisition Closing.

(D)
Seller will be entitled to nominate one seat representation on Pubco’s board upon Acquisition Closing so long as Seller shall own stock or warrants of Buyer. Such nominee shall be acceptable to Pubco and meet the requirements of the Canadian and US Securities regulatory requirements;

(E)
Buyer shall pay the balance of $54,485.12 upon execution of this Agreement (“Intermediate Payment”). Buyer may pay legitimate costs prior to Acquisition Closing to a third party to keep Seller’s Assets in good standing and/or to remove any charges, liens or encumbrances on Seller’s Assets after first gaining agreement to any such payments by Seller. Prior to Acquisition Closing, property taxes shall be apportioned according to the Parties various ownership interests, e.g. after 11/29/02, Buyer shall be responsible for 20% of property taxes. Seller may elect to make such payments, if any, itself and provide proof of same to Buyer. Any such approved payments made by Buyer on behalf of Seller may be deducted from the subsequent payment due to Seller pursuant to subsections F and G, below;

(F)
Spend $200,000 on or for the benefit of Seller’s Assets no later than 12 months following Acquisition Closing, which is expected to be May 2004 substantially in accordance with the program of work and budgeted costs set out in Exhibit C hereto (the “Work Program”). Such obligation of Buyer shall be reduced by: (i) any excess paid by Buyer as described in subsection E, above; (ii) any amounts approved by Seller and paid by Buyer after Intermediate Payment by Buyer to a third party to keep Seller’s Assets in good standing and/or to remove any charges, liens or encumbrances on Seller’s Assets; and,

(G)	Pay to Seller $100,000 upon Acquisition Closing. Buyer intends to build a 10 megawatt or larger Power Plant within a 10 mile radius of the Seller’s Assets.

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(H)
Buyer has and agrees to continue to use its best efforts to acquire geothermal development rights and lease rights within a 10-mile radius of Seller’s Assets. Buyer has acquired rights to the Crank well and lease, and other leases which will be listed as Exhibit E hereto. Upon the date of a feasibility study for the construction of a Power Plant, Buyer will furnish Seller a complete list of all its geothermal development rights and leases.

Upon completion of the terms set forth in subsections (A), (B),(C),(D),(F),and (G) an additional 29% interest in Seller’s Assets will be vested in Buyer, and the deed for such interest released from Escrow to Buyer. For further clarity, upon completion of items (A),(B),(C),(D),(E),(F),and (G) Buyer shall own 49% interest in Seller’s Assets.

     (ii) In order to complete the purchase of the remaining 51% interest in Seller’s Assets, in addition to satisfying the terms set forth in Section 1(b)(i), above, Buyer shall pay to Seller $250,000 on or before receipt of project financing for construction of the Power Plant (“Project Financing”), currently expected to be within 30 months of Acquisition Closing. Upon such payment, the deed for Seller’s remaining interest in Seller’s Assets will be released from Escrow to Buyer.

     (c) Escrow of Shares and Warrants. Upon Acquisition Closing the Buyer shares and warrants provided for in Section 1. (b)(i)(A) above will be purchased by Pubco by issuance of new shares and warrants of Pubco to be issued to Seller pursuant to the Acquisition and will be issued to Seller in the following tranches: (i) two thirds of shares and warrants within 5 business days of Acquisition Closing; and (ii) one third of shares and warrants to be held in escrow and issued to Seller upon commencement of construction of the Power Plant. In addition to this Escrow holding period, there may be additional escrow requirements on Buyer and Seller regarding the sale of their Pubco shares and warrants imposed by the Toronto Venture Exchange.

     (d) Pledge of Buyer’s Shares. The Buyer has placed in Escrow on behalf of Seller the Buyer shares and warrants as described in Section 1. (b)(i)(A) above. Upon execution of this agreement, Buyer shall demonstrate to the Seller in writing that it has pledged all of its shares outstanding as of March 5, 2002, to the Seller. The pledged security shall be released at Acquisition Closing upon Pubco issuing new shares and warrants to Seller as described in Section 1(b)(i)(B) above. If Pubco fails to issue shares and warrants to Seller as described in Section 1(b)(i)(B) above, Seller shall be entitled to retain all of the pledged shares and all of the directors of Buyer shall resign. Prior to Acquisition Closing, Buyer shall not transfer Seller’s Assets to any company other than Pubco without Seller approval. Such approval shall not be unreasonably withheld and will only be granted, if at all, if Seller determines it will realize equal or better value from the effect of any such transferal.

     (e) Access to Seller’s Assets. Seller hereby grants Buyer the exclusive right and privilege from and after Intermediate Payment to enter onto Seller’s Assets for the purposes of the Work Program as described more specifically in Exhibit C, including the right of ingress and egress for personnel, machinery, equipment, supplies and products and the right to use so much of the surface of and water on or appurtenant to Seller’s Assets as Buyer needs, subject to any federal or state law concerning the appropriation and use of the water, including discharge. Buyer is granted the right to use Seller’s Assets

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including, but without being limited to, the full right, authority, and privilege of placing and using excavations, ditches and drains, of constructing, maintaining, using all buildings, structures, roadways, pumps, pipelines, electrical power lines and all other improvements on Seller’s Assets. Prior to such access and use, Buyer shall have in place the indemnification insurance policy set forth in Section 8. Buyer shall also be responsible to Seller for loss or destruction of Seller’s Assets from March 5, 2002 through Buyer purchase completion of 100% of Seller’s Assets.

     (f) Approvals. The parties acknowledge that the transaction with Pubco will require the approval of the shareholders of Public and the applicable regulatory authorities and that the conditions of regulatory approval may include the escrowing of the securities issued by Pubco. Seller and Buyer agree to abide by such conditions.

(g)
Estimated Asset Purchase Schedule. A list of the Seller’s Assets anticipated purchase actions of the Buyer and amounts and dates of purchase payments and estimated stock and warrant issuance to Seller is attached as Exhibit D and incorporated as if more fully set forth herein. The list is for reference only and the specific terms and conditions describing each action are set forth in Section 1 above.

(h)

Area of Interest. An Area of Interest is established by the parties that includes the State of Idaho in which Seller shall not directly or indirectly acquire any interest in or rights to geothermal property. Seller is not precluded from non-geothermal power development in the Area of Interest and is not precluded from conducting geothermal power sales into the Area of Interest provided that the generating source is located outside the Area of Interest.

(i)
Seller’s Pubco Shares and Warrants. Buyer shall have the right for 36 months from Acquisition Closing to acquire any Pubco shares and warrants that Seller desires to sell or exercise, as the case may be, subject to these terms. Seller shall notify Buyer in writing (“Notice”) of Seller’s desire for a potential sale of Pubco shares and/or the potential exercise of Pubco warrants. Buyer shall, within 3 business day of the date of Buyer’s receipt of Notice, provide Seller with a written proposal (“Proposal”) for the acquisition of the shares and/or warrants. The Proposal market price for and number of shares of the Pubco shares, shall be established by Seller in the Notice. If Buyer fails to provide the Proposal and execute a market transaction and in the time prescribed then Seller is free to market the Pubco shares or warrants and this right shall expire as to the number of shares and/or warrants included in the Notice. Payment shall be by certified check via FedEx or wire transfer. Seller shall timely issue instructions to its broker transfer agent to transfer the shares. Seller shall have the right to decline any Proposal and withdraw the Notice. Buyer and Seller shall keep confidential the terms of any Notice under this clause.

Section 2. Representations and Warranties of Sellers.

     Seller hereby represents and warrants to Buyer as of the date hereof as follows:

     (a) Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the law of the state of Colorado.

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     (b) Authorization. Seller has the legal capacity to enter into this Agreement and to carry out the transactions contemplated herein. This Agreement has been duly and validly executed by Seller and is the valid and binding legal obligation of Seller.

     (c) Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:

(i) violate or be in conflict with any provision of the articles or certificates of incorporation or bylaws of Seller; or

(ii) to the knowledge of Seller, violate any law.

     (d) Consents and Approvals. No consent or approval from any individual or entity, including without limitation any Authority (“Consent” or “Consents”), is required in connection with the performance of this Agreement by Seller.

     (e) Real Properties. Seller has good and marketable fee simple record title in and to, all of its real property assets and fixtures reflected the schedule attached hereto as Exhibit A. Documents have been provided to Buyer which contain the legal description of all real property included in Seller’s Assets (the "Real Property"). All leasehold or permit interests in the Real Property are valid and in full force and effect and enforceable in accordance with their terms.

     (f) Except as set forth herein, Buyer is purchasing the Real Estate in “as-is” condition and Seller makes no representations or warranties as to the condition of the Real Property, or as to its fitness for a particular purpose or present or intended use.

     (g) Machinery, Equipment, and Personal Property . Seller has good and merchantable right, title and interest in and to all its machinery, equipment, and other personal property reflected in Exhibit A as of March 5, 2002. Except as set forth herein, Buyer is purchasing Seller’s machinery, equipment and other personal property in “as-is” condition and Seller makes no representations or warranties as to the condition of the machinery, equipment and other personal property reflected on Exhibit A, or as to its fitness for a particular purpose or present or intended use or its location after March 5, 2002.

(i) Buyer represents that to the best of its knowledge all such machinery, equipment and personal property listed in Exhibit A is still at its original location as of the date of this Agreement;

(ii) Buyer agrees that Seller has no further responsibilities as to such machinery or equipment or personal property remaining in place henceforth after the date of Escrow which was March 5, 2002.

     (h) Litigation. Seller is not a party to and knows of no litigation or administrative proceeding which would materially affect its ability to perform under and consummate this Agreement.

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     (i) Compliance with Law. To the best of Seller’s knowledge, Seller’s Assets were in material compliance with all Laws in effect as of March 5, 2002.

     (j) Environmental. Seller was not aware of any environmental problems concerning property as of March 5, 2002 that it created or was responsible for. Both Parties are aware of Transite pipeline on Seller’s Assets and possibly on US Government or other lands placed there by a US Department of Energy contractor. No Party had made demand for removal of remaining Transite pipeline to the best knowledge of Seller as of March 5, 2002

     (k) Brokers. Neither Seller nor its Subsidiaries, nor any of their directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Seller for any such fee or commission to be claimed by any person or entity.

     (l) Accuracy of Information. No representation or warranty by Seller in this Agreement contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading as of the date of the representation or warranty.

Section 3. Representations and Warranties of Buyer.

     Buyer represents and warrants to Seller as of the date hereof as follows:

     (a) Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the law of the State of Idaho.

     (b) Authorization. Buyer has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Buyer has taken all action required to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Buyer.

     (c) Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of, the transactions contemplated herein will:

(i) violate any provision of the articles or certificates of incorporation or bylaws of Buyer; or

(ii) to the knowledge of Buyer, violate any Law.

     (d) Accuracy of Information. No representation or warranty by Buyer in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which made, not misleading as of the date of the representation or warranty.

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     (e) Brokers. Neither Buyer nor any of its directors, officers or key employees have employed any broker, finder or financial advisor, or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Buyer for any such fee or commission to be claimed by any person or entity.

Section 4. Covenants.

     (a) No Solicitation of Alternate Transaction. So long as Seller’s Assets shall be in Escrow under this Agreement, Seller shall not, and shall ensure its directors, officers and employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents do not, directly or indirectly, solicit, initiate or encourage discussions or negotiations with, provide any nonpublic information to, or enter into any agreement with, any third party concerning Seller’s Assets. During such Escrow, Seller shall immediately inform Buyer of any unsolicited offer regarding Seller’s Assets, including the terms thereof and the identity of the person or entity making such offer.

     (b) Access to Seller’s Assets. Prior to Intermediate Payment, Seller shall afford to Buyer and its authorized representatives and agents free and full access to Seller’s Assets and to the associated books and records of Seller in order to make such investigations as it shall desire; and Seller shall furnish such additional financial and operating data and other information relating to Seller’s Assets as Buyer shall reasonably request if Seller has such data.

     (c) Further Assurances; Cooperation; Notification. Each party shall, during the performance of this Agreement, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. At all times from the date hereof until the conclusion of the events set forth in Section 1, above, each party shall promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified herein.

     (d) Transactional Tax Undertakings.

     (i) The parties hereto shall cooperate and Buyer shall make any necessary filings with state and local taxing authorities and to furnish any required supplemental information to any state and local tax liabilities resulting from the consummation of the transactions contemplated herein so long as Sellers Assets remain in Escrow and/or after Closing.

     (e) Title Insurance Policy Commitment. At least five (5) days prior to Acquisition Closing, Buyer, at its sole cost and expense, shall furnish to Seller and Buyer a title commitment (the "Title Commitment") from a company to be selected by Buyer (the "Title Company") with a Title insurance policy which shall be provided at the cost of Buyer. The Title Commitment shall:

(i) show good and marketable title to all of the Real Property included in Seller’s Assets; and

(ii) commit to ensure good and marketable title to such Real Property, subject to the standard exceptions contained in a policy of title insurance issued in Cassia County, Idaho.;

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     (g) No Further Encumbrances. Seller shall not cause or allow any of Seller’s Assets to become subject to any further lien, encumbrance, default, charge or claim between the time of execution of this Agreement and the completion of Buyer’s purchase of Seller’s Assets. Buyer shall not allow any of Seller’s Assets to become subject to any further lien, encumbrance, default, charge or claim between the time of execution of this Agreement and the completion of Buyer’s purchase of Seller’s Assets.

Section 5. Conditions to Obligations of Buyer. The obligations of Buyer to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to each deadline specified in Section 1(b), of each of the following conditions:

     (a) Representations and Warranties True. The representations and warranties of Seller contained in this Agreement shall be in all material respects true, complete and accurate.

     (b) Performance. Seller has performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller.

     (c) Certificates. Buyer has received such certificates from the Seller, in a form and substance reasonably satisfactory to Buyer, to evidence compliance with the conditions of this Agreement.

Section 6. Conditions to Obligations of Seller. The obligation of Seller to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to each deadline specified in Section 1(b), of each of the following conditions:

     (a) Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement shall be in all material respects true, complete and accurate.

     (b) Performance. Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer at or prior to each such deadline.

     (c) No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     (d) Certificate from the State of Colorado with a recent date of issue indicating that Seller is a corporation in good standing and a certified consent resolution from the Seller’s board of directors consenting to this Agreement are provided to Buyer upon the date of this Agreement.

Section 7. Termination and Abandonment.

     (a) Methods of Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned prior to completion of the events set forth in Section 1 above:

(i) By mutual written consent of Buyer and Seller.

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(ii) Through nonperformance of Buyer or Seller under this Agreement.

     (b) Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 7(a), written notice thereof shall forthwith be given to the other party, and the provisions of this Agreement (except to the extent provided in Section 8) shall terminate, and the transactions contemplated herein shall be abandoned. If this Agreement is terminated as provided herein, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same. If terminated or abandoned, Buyer shall immediately instruct Escrow agent to return any unearned portion of Seller Assets to Seller and corresponding undelivered Buyers shares and warrants to Buyer and provide a copy of those instructions to Seller by fax and FedEx. Provided, however, that the termination provisions set forth in this Section 7 shall be in the alternative to, and shall not limit, either party’s right to seek any other remedy available at law or equity for the other party’s breach or failure to perform.

Section 8. Survival and Indemnification .

     (a) Survival. The representations and warranties of each of the parties hereto shall survive the complete performance of this Agreement.

     (b) Indemnification

(i) The Buyer shall indemnify and hold Seller harmless from any claims, demands, liabilities or liens arising out of Buyer’s activities on and responsibilities related to Seller’s Assets. Buyer will obtain and carry and maintain a policy of liability insurance naming Seller as additional named insured in the amount of $2,000,000 or more to protect Seller against any claims resulting from Buyer’s operations. Buyer will obtain or require its drill contractor to carry a control of well insurance policy prior to commencement of any physical work on the wells included in Seller’s Assets and/or any new wells drilled on Seller’s Assets.

Section 9. Force Majeure.

     In the event the performance by either party of an obligation hereunder is prevented or delayed by a cause beyond that party’s control, in the exercise of due care, such party’s obligation shall be deferred until the conclusion of such prevention or delay. The party claiming such prevention or delay shall promptly notify the other party thereof. Lack of funds or inability to obtain financing shall not constitute an excusable prevention or delay of performance.

Section 10. Miscellaneous Provisions.

     (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     (b) Confidentiality. Except as required to be made public by regulatory agencies, any information disclosed by either party to the other or its representatives in connection with the transactions contemplated by this agreement, which information is not public information and is not otherwise known

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to the person to which it is disclosed, shall be deemed to be confidential information of the party disclosing it and shall be used only for purposes of evaluating the transactions contemplated by this agreement and shall not be disclosed to any other person, except with the consent of the parties.

     (c) Amendment and Modification. This Agreement may be amended or modified by the parties at any time; provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties.

     (d) Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy shall preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent shall be given in writing in the same manner as for waivers of compliance.

     (e) No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

     (f) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective.

(i) on the date of delivery, if delivered personally;

(ii) on the earlier of the fifth day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or

(iii) on the date of transmission, if sent by facsimile telefax transmission:

     If to Seller:

To:	Mr. Steve Munson, CEO Vulcan Power Company 1183 NW Wall St., Suite G Bend, OR 97701 Fax: 541-317-2879

or to such other person or address as Seller shall furnish to Buyer in writing in accordance with this subsection.

If to Buyer:

To: Daniel Kunz

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U.S. Geothermal, Inc. 3392 Maze Ave. Boise, ID 83706 Fax: 208-367-1014

or to such other person or address as Buyer shall furnish to Seller in writing in accordance with this subsection.

     (g) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by either party hereto without the prior written consent of the other party.

     (h) Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal substantive laws of the State of Idaho as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

     (i) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (j) Headings. The table of contents and the headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     (k) Entire Agreement; Severability. The exhibits and schedules referred to in this Agreement are part of this Agreement, and together with this document they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as "this Agreement" or the "Agreement". This Agreement supersedes and nullifies all prior agreements and understandings between the parties with respect to Seller’s Assets and the terms and conditions of their sale and obligations of the Parties to this Agreement. There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. If any provision of this Agreement shall become invalid or unenforceable under applicable law such provision shall be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement shall continue in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

U.S. Geothermal, Inc.

By ____________________________
Its President

Vulcan Power Company

By ____________________________
Its CEO and President

STATE OF IDAHO	)
: ss.
County of Ada	)

     On this ______ day of May, 2004, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________, known or identified to me to be the ________________ of U.S. Geothermal, Inc., the person who executed the foregoing instrument on behalf of said corporation, and acknowledged to me that __________ executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

__________________________________________
Notary Public for Idaho
Residing at ______________________ , Idaho
(SEAL)	My Commission Expires: ____________________

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STATE OF __________	)
: ss.
County of ________	)

     On this ______ day of May, 2004, before me, the undersigned, a Notary Public in and for said state, personally appeared _________ , known or identified to me to be the __________ of Vulcan Power Company, the person who executed the foregoing instrument on behalf of said corporation, and acknowledged to me that ___ executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

__________________________________________
Notary Public for Idaho
Residing at ______________________ , Idaho
(SEAL)	My Commission Expires: ____________________

Raft River Agreement – Page 14
_________________		_________________
Buyer		Seller

EXHIBIT A

Real Property

Parcel No. 1:
The Northeast ¼ of the Southeast ¼ of Section 22, the Northwest ¼ of the Southwest ¼ of Section 23, and the East ½ of the Southwest ¼ of Section 23, all in Township 15 South, Range 26 East, Boise Meridian, Cassia County, Idaho

Parcel No. 2:
The Southeast ¼ of the Southeast ¼ of Section 22, and the Southwest ¼ of the Southwest ¼ of Section 23, all in Township 15 South, Range 26 East of the Boise Meridian, Cassia County, Idaho, excepting and reserving therefrom all dips, spurs, angles, metals, ores, gold and silver bearing quartz, mineral bearing rocks and earth therein, and all mineral rights, privileges and franchises thereof incident, appendant and appurtenant, or therewith usually had and enjoyed.

Parcel No. 3:	The South ½ of the North ½ of Section 25, and the Southeast ¼ of Section 25, all in Township 15 South, Range 26 East, Boise Meridian, Cassia County, Idaho.

Geothermal Production, Injection and Monitoring Wells

PRODUCTION WELLS

RRGE-1	NE4SE4, Sec. 23, T15S, R26E, B.M.	IDWR Permit #43-GR-6
RRGE-3	SE4NW4, Sec. 25, T15S, R26E, B.M.	IDWR Permit #43-GR-8
RRGP-4*	SE4SW4, Sec. 23, T15S, R26E, B.M.	IDWR Permit #43-GR-9
RRGP-5*	NW4SW4, Sec. 23, T15S, R26E, B.M.	IDWR Permit #43-GR-10

INJECTION WELLS

RRGI-6*	SE4NE4, Sec. 25, T15S, R26E, B.M.	IDWR Permit #43-GR-11
RRGI-7*	NW4NE4, Sec. 25, T15S, R26E, B.M.	IDWR Permit #43-GR-12

MONITORING WELLS

MW-1	MW-3	MW-5	MW-7
MW-2	MW-4	MW-6

*The parties hereto understand and agree that the following wells are permitted with the state of Idaho under different well numbers but represent the same wells:

Current Well No.	Permitted Well No.
RRGP-4	RRGE-4
RRGP-5	RRGE-5
RRGI-6	RRGE-6
RRGI-7	RRGE-7

Raft River Agreement – Page 15
_________________		_________________
Buyer		Seller

Improvements (all dimensions are approximate)

PLANT SITE AND/OR SELLER’S ASSETS REAL PROPERTY:

Pump house – 40’x 30’
Office/shop – 30’x 100’x 50’, including a 15-ton overhead bridge crane
Office/Control Building – 95’x 50’
Storage tank – 300,000 gallon capacity
Storage ponds – triple lined 2-3 million total capacity
Two sheds
Five underground storage tanks
All pipelines on or in Seller’s Assets Real Property
Pipeline rights, if any, located off Seller’s Assets

WELL SITE 1:

Warehouse building – 40’x 40’x 20’
Office building – 100’x 50’
Well house – 14’x 14’

WELL SITE 3:

Well house – 12’x 14’

WELL SITE 4:

Well house – 10’x 10’

WELL SITE 5:

Well house – 12’x 14’

WELL SITE 6:

Pump house – 14’x 16’ Instrument building – 10’x 12’

WELL SITE 7:

Pump house – 12’x 14’ Instrument building – 10’x 12’

MONITORING WELLS:

Insulated, steel silos on all sites

Raft River Agreement – Page 16
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Buyer		Seller

EXHIBIT B

Permits

1) Idaho Department of Water Resources Geothermal Permits:

Permit No.	Well No.
43-GR-6	RRGE-1
43-GR-8	RRGE-3
43-GR-9	RRGP-4
43-GR-10	RRGP-5
43-GR-11	RRGI-6
43-GR-12	RRGI-7

Raft River Agreement – Page 17
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Buyer		Seller

EXHIBIT C

Work Program

Property expenditures of $200,000 include direct corporate overhead and expenses associated with the following activities:

Acquisition of adjoining property and Crank well.

Completion of a reservoir test sufficient to use as a basis for a feasibility study.

Feasibility study.

Negotiation and acquisition of a power purchase agreement, and Engineering Procurement Construction Management contract.

Political efforts focused on the State of Idaho implementing a Renewable Portfolio Standard and/or PUC directive for the use of renewable energy.

Insurance, taxes and other payments required to keep the Property in good standing.

US Department of Energy Grant

Buyer has applied for and has been notified that it has been awarded, subject to Congressional funding allocations to be made in the months ahead, a grant for reimbursement of 80% of the costs associated with the reservoir test work portion of the Work Program.

Raft River Agreement – Page 18
_________________		_________________
Buyer		Seller

EXHIBIT D

     Anticipated Timetable of Buyer/Seller Actions To Demonstrate Seller’s Assets and Funds Transfers

	Estim ated Date Action To	Funds To	Stock and W arrant
Action	Be Competed By	Vulcan	Amounts To Vulcan
20% Assets Transferred to Buyer	11/29/02	$54,485.12

Anticipated Acquisition Closing	3/18/03	$100,000.00

Escrow Vulcan:	3/18/03
Common Stock			33% of 14%
Warrants @ $0.75			33% of 11%

Issue Vulcan:	3/21/03
Common Stock			67% of 14%
Warrants @ $0.75			67% of 11%

49% Assets Transferred to Buyer	3/18/03

Complete
Feasibility Study	3/18/04

Issue $2 Million
Well Indemnification
Vulcan Co-Insured	6/18/03

Escrow Release To Vulcan:	9/18/2005
Shares			33% of 14%
Warrants			33% of 11%

Complete Work Program
at Raft River	3/18/2004
($200,000)

Begin to Construct Power Plant	9/18/2005	$250,000.00
Transfer 51% Asset to Buyer	9/18/2005

Estimated Pubco Share Structure at Acquisition Closing
		Basic	Warrants	Fully Diluted	Fully Diluted
	Shares	Ownership Warrants	Price	Shares	Ownership
Existing Pubco	2,259,452	20.5%		2,259,452	14.6%
Buyer (with Performance Sh	5,200,000	47.3%		5,200,000	33.6%
Seller	1,540,548	14.0% 2,325,000	$0.750	3,865,548	25.0%
Public Financing	2,000,000	18.2% 2,140,000	$0.875	4,140,000	26.8%
Total	11,000,000	100.0% 4,465,000		15,465,000	100.0%

Raft River Agreement – Page 19
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Buyer		Seller

EXHIBIT E

Geothermal Interest Within Ten Mile Radius

1.) Crank Lease – encompasses geothermal well RRGE#2 and 160 acres of geothermal rights.

2.) Jensen Lease – encompasses 2,954.75 acres of geothermal rights.

3.) Jensen Investments Lease – encompasses 44.5 acres of surface and geothermal rights

Raft River Agreement – Page 19
_________________		_________________
Buyer		Seller